SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported) February 20, 1998


        AEI REAL ESTATE FUND 86-A LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                      State of Delaware
      (State or other Jurisdiction of Incorporation or
                        Organization)




           0-14090                      41-6273958
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
              (Address of Principal Executive Offices)


                       (612) 227-7333
    (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

      On February 20, 1998, the Partnership, AEI Real Estate Fund 86-A Limited Partnership, sold an am/pm Mini Market in Carson City, Nevada to Atlantic Richfield Company, who is not affiliated with the Partnership. The total cash sales price was $961,030. The Partnership received net proceeds of approximately $954,000 for the property, which resulted in a net gain of approximately $553,000.

Item 7.   Financial Statements and Exhibits.

          (a) A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

               Assuming the Partnership had sold the property on January 1, 1996, the Partnership's Investments in Real Estate would have been reduced by $467,973 and its Current Assets
               (cash) would have increased by approximately $954,000 and Partner's Capital would have increased by $486,027.

               The Total Income for the Partnership would have decreased from $590,165 to $482,060 for the year ended December 31, 1996 and from $392,193 to $309,366 for the nine months ended September 30, 1997 if the Partnership had not owned the property during the periods.

               Depreciation  Expense would have  decreased  by
               $37,244   and  $24,976  for  the   year   ended
               December  31,  1996 and the nine  months  ended
               September 30, 1997, respectively.

               Partnership Administration and Property Management Expense would have decreased by $194 and $557 for the year ended December 31, 1997 and the nine months ended September 30, 1997, respectively.

               The net effect of these pro forma adjustments would have caused Net Income to decrease from $298,566 to $227,899 and from $235,879 to
               $178,585, which would have resulted in Net Income of $31.35 and $24.83 per Limited Partnership Unit outstanding for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

          (b)  Exhibits

                  Exhibit  10.1 - Purchase  Agreement dated
                                  December  17,  1997  between
                                  the Partnership and Atlantic
                                  Richfield Company relating to the
                                  property at 4190 S. Carson  Street,
                                  Carson City, Nevada.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            AEI REAL ESTATE FUND 86-A LIMITED PARTNERSHIP

                            By:  AEI Fund Management 86-A, Inc.
                                  Its:  Managing General Partner


Date:  March 4, 1998        By:  /s/ Mark E Larson
                                     Mark E. Larson
                                     Its Chief Financial Officer